UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 23, 2018

Comfort Systems USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13011	76-0526487
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

675 Bering Drive, Suite 400
Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 830-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02        Results of Operations and Financial Condition

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of a press release of Comfort Systems USA, Inc. (the “Company”) dated October 25, 2018 reporting the Company’s financial results for the third quarter of 2018.

The above information and attached press release are being furnished pursuant to Item 2.02 of Form 8-K and General Instruction B.2 thereunder. The information included herein and in the attached press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

ITEM 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)        Director Appointment

On October 23, 2018, based on the recommendation of the nominating and governance committee of the Board of Directors (the “Board”) of the Company, the Board appointed Pablo G. Mercado as a director. Mr. Mercado will begin his term as a director on November 1, 2018. Mr. Mercado has also been appointed as a member of the Audit Committee and Nominating and Governance Committee, effective November 1, 2018.

Mr. Mercado, age 42, has served as Senior Vice President and Chief Financial Officer of Forum Energy Technologies, Inc. since March 2018. Since November 2011, Mr. Mercado served in various roles at Forum Energy Technologies, Inc., including as Senior Vice President, Finance from June 2017 to March 2018; Vice President, Operations Finance from August 2015 to June 2017; Vice President, Corporate Strategy and Treasurer from January 2014 to August 2015; Vice President, Corporate Development & Strategy from February 2013 to January 2014; and Vice President, Corporate Development from November 2011 to February 2013. From May 2005 to October 2011, Mr. Mercado was an investment banker in the Oil and Gas Group of Credit Suisse Securities (USA) LLC where he worked with oilfield services companies. From 1998 to 2001 and 2003 to May 2005, Mr. Mercado was an investment banker at other firms, primarily working with companies in the oil and gas industry. Mr. Mercado holds a B.B.A. from the Cox School of Business, a B.A. in Economics from the Dedman College at Southern Methodist University, and an M.B.A. from The University of Chicago Booth School of Business. Mr. Mercado has extensive public company finance and accounting experience, and he has significant experience in corporate strategy and operations.

There are no arrangements or understandings between Mr. Mercado and any other person pursuant to which he was elected to the Board.

Mr. Mercado will be compensated for his service on the Company’s Board in a manner consistent with the Company’s other non-employee directors. The Company’s compensation package for non-employee directors consists of an annual retainer of $60,000, additional fees for service as the chair of a committee or chairman of the Board, and an annual award of fully vested shares of the Company’s common stock having a maximum fair market value on the grant date equal to $160,000. Additional details about the Company’s non-employee director compensation program is available on pages 13 and 14 of the Company’s most recent proxy statement, filed with the SEC on April 13, 2018. In connection with his appointment to the Board, Mr. Mercado will enter into the Company’s standard director indemnification agreement.

On October 25, 2018, the Company issued a press release announcing Mr. Mercado’s appointment to the Board. A copy of the press release is furnished herewith as Exhibit 99.3.

ITEM 8.01           Other Events

Attached and incorporated herein by reference as Exhibit 99.2 is a copy of a press release of the Company dated October 25, 2018 reporting the Company’s declaration of a quarterly dividend on the Company’s common stock to stockholders of record as of the close of business on the record date,  November 9, 2018.

ITEM 9.01        Financial Statements and Exhibits

The following Exhibits are included herein:

Exhibit 99.1 Press Release of Comfort Systems USA, Inc. dated October 25, 2018 reporting the Company’s financial results for the third quarter of 2018.

Exhibit 99.2 Press Release of Comfort Systems USA, Inc. dated October 25, 2018 reporting the Company’s declaration of a quarterly dividend on the Company’s common stock to stockholders of record as of the close of business on the record date, November 9, 2018.

Exhibit 99.3 Press Release of Comfort Systems USA, Inc. dated October 25, 2018, announcing the appointment of Pablo G. Mercado to the Company’s Board of Directors.

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

99.1	Press Release of Comfort Systems USA, Inc. dated October 25, 2018 reporting the Company’s financial results for the third quarter of 2018.

99.2

Press Release of Comfort Systems USA, Inc. dated October 25, 2018 reporting the Company’s declaration of a quarterly dividend on the Company’s common stock to stockholders of record as of the close of business on the record date, November 9, 2018.

99.3	Press Release of Comfort Systems USA, Inc. dated October 25, 2018, announcing the appointment of Pablo G. Mercado to the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMFORT SYSTEMS USA, INC.

By:	/s/ Trent T. McKenna
Trent T. McKenna, Senior Vice President and General Counsel

Date:      October 25, 2018